Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-153229, 333-175230 and 333-116837 on Form S-8 and Nos. 333-126312, 333-126573, 333-179850 and 333-127464 on Form S-3 of our report dated March 12, 2014, relating to the combined financial statements of FMT Scottsdale Holdings, L.L.C. and Walton/SHR FPH Holdings, L.L.C. as of December 31, 2013 and for the years ended December 31, 2013 and 2012, appearing in this Annual Report on Form 10-K of Strategic Hotels & Resorts, Inc.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 24, 2015